UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2003

Southwall Technologies Inc.

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

0-15930 94-2551470

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(Commission File Number) (I.R.S. Employer

Identification No.)

3975 East Bayshore Road, Palo Alto, California 94303

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(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (650) 962-9111

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Item 5. Other Events.

On December 19, 2003, Southwall Technologies Inc. (`Southwall') issued a press release announcing that the previous day it had entered into a new loan and security agreement with Pacific Business Funding, a division of Cupertino National Bank, which is a subsidiary of Greater Bay Bancorp (`PBF'), creating a $3,000,000 revolving line of credit which will be guaranteed by Needham & Company, Inc. (`Needham'). Availability under the PBF line of credit is subject to the effectiveness of Needham's guarantees. Southwall also announced that it had entered into an investment agreement with Needham, certain affiliates of Needham and Dolphin Direct Equity Partners, L.P. (`Dolphin') governing the terms of Needham's guarantees and providing for the potential future purchase by Needham, certain affiliates of Needham and Dolphin of up to an aggregate of 4,500,000 shares of Southwall's newly created Series A convertible preferred stock at a price of $1.00 per share.

Under the terms of the investment agreement, Needham will issue the guarantees of Southwall's new line of credit facility in two separate pieces of $2.25 million and $750,000, respectively, and Needham, certain affiliates of Needham, and Dolphin will purchase the equity in two separate tranches of $1.5 million and $3.0 million, respectively, following the extensions of credit under the new facility. The new borrowings and the purchase of each equity tranche are subject to certain conditions. These conditions include, among other things, the receipt of concessions from creditors and landlords, the completion of certain restructuring actions and the achievement of cash flow break-even at quarterly revenue levels below those of third quarter 2003. There is no assurance that any of these conditions will be satisfied or that any subsequent closings will occur.

On December 18, 2003, Needham executed a guarantee of up to $2.25 million under the line of credit facility and received a warrant to purchase 941,115 shares of Southwall's common stock, approximately 7.5% of Southwall's total shares currently outstanding. The warrant, exercisable for $0.01 per share, will expire five years from its issuance. Upon Needham's guarantee of the remaining $750,000 under the line of credit, Needham will receive an additional warrant to purchase 941,115 shares of common stock on the same terms and conditions. Southwall may draw down on the line of credit up to the amount of Needham's guarantees only if Needham provides a joint instruction and the other conditions to borrowing are met.

The investment agreement provides that, following the extensions of credit described above, Needham, certain affiliates of Needham, and Dolphin would agree to purchase from Southwall, and Southwall would agree to sell to them, an aggregate of 1,500,000 shares of the Series A preferred stock at a price of $1.00 per share, upon the completion, in the purchasers' reasonable discretion, of certain restructuring measures. The preferred stock would be convertible on a one-for-one basis into Southwall common stock, have a preference over the common stock in the event of a liquidation or winding up of Southwall, and carry a cumulative dividend of 10% per annum along with other protective and anti-dilution provisions. The approval of the holders of the Series A preferred stock will be required for Southwall to take certain actions, including the consummation of any merger or sale of the company or all or substantially all of its assets. In connection with this purchase of Southwall's preferred stock, the purchasers would receive additional five year warrants to purchase a number of shares of Southwall's common stock equal to an aggregate of 7.5% of the total shares outstanding, at a nominal exercise price.

The investment agreement further provides that Needham, certain affiliates of Needham, and Dolphin would agree to purchase from Southwall, and Southwall would agree to sell to them, an additional 3,000,000 shares of the Series A preferred stock at a price of $1.00 per share upon satisfaction, in the purchasers' reasonable discretion, of certain conditions. These conditions include Southwall's having attained certain revenue levels for the first quarter of 2004 from current business lines and the achieving of cash flow break-even at quarterly revenue levels below third quarter 2003 levels. In connection with this second purchase of Southwall's preferred stock, the purchasers would receive additional warrants to purchase a number of shares of Southwall's common stock equal to an aggregate of 6% of the total shares outstanding, at a nominal exercise price. Southwall granted certain registration rights to Needham, certain affiliates of Needham, and Dolphin with respect to the shares issuable upon exercise of the warrants or conversion of the preferred stock.

If all of the transactions contemplated by the investment agreement are completed and if Needham and its affiliated entities were to exercise all such warrants and convert all such shares of preferred stock, while maintaining their current position of approximately 1,481,000 shares of common stock, then the firm and its affiliated entities would own approximately 6,865,000 shares of Southwall common stock, or about 31% of the total shares outstanding. Dolphin currently does not own any shares of common stock but upon exercise of its warrants and conversion of its preferred stock would own approximately 2,692,000 shares of Southwall common stock, or about 12% of the total shares outstanding.

Under the investment agreement, Southwall is also required to issue additional common stock warrants to Needham, certain affiliates of Needham, and Dolphin to protect their ownership position if Southwall issues debt or equity in connection with its restructuring efforts. It is unlikely that Southwall will have enough authorized shares of common stock to cover all of the foregoing issuances and if that is the case, Southwall will be required to hold a shareholder meeting to obtain the consent of its shareholders to increase the number of authorized shares of its common stock. There can be no assurances that Southwall will not be sued by Needham, certain affiliates of Needham, or Dolphin if it does not have enough authorized shares of common stock to make the required issuances.

The PBF loan and security agreement expires on May 5, 2004. In connection with the line of credit, Southwall granted to PBF a lien upon and security interest in, and right of set off with respect to all of Southwall's interest in all accounts receivable, inventory, monies, remittances and fixed assets. Southwall and PBF have also entered into a Forbearance Agreement in which PBF has agreed to forbear until May 5, 2004 from pursuing its remedies pursuant to certain defaults by Southwall under a factoring line of credit previously entered into between the parties. In exchange for the forbearance, Southwall issued PBF a warrant to purchase 250,000 shares of common stock at an exercise price of $0.01 per share. The warrant will expire five years from its issuance. Southwall granted certain registration rights to PBF with respect to the shares issuable upon exercise of the warrant.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release, dated December 19, 2003, issued by Southwall Technologies Inc.

99.2 Investment Agreement, dated December 18, 2003, by and among Southwall Technologies Inc., Needham & Company, Inc., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.3 Registration Rights Agreement, dated December 18, 2003, by and among Southwall Technologies Inc., Pacific Business Funding, Needham & Company, Inc., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.4 Certificate of Designation, Preferences and Rights of Series A 10% Cumulative Preferred Stock of Southwall Technologies Inc. filed with the Secretary of State of Delaware on December 18, 2003.

99.5 Form of Warrant to purchase shares of Southwall's common stock.

99.6 Loan and Security Agreement, dated December 18, 2003, between Southwall Technologies Inc. and Pacific Business Funding.

99.7 Forbearance Agreement, dated December 18, 2003, between Southwall Technologies Inc. and Pacific Business Funding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWALL TECHNOLOGIES INC.

Date: December 22, 2003 By: /s/ Thomas G. Hood____________

Thomas G. Hood

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description

99.1 Press Release, dated December 19, 2003, issued by Southwall Technologies Inc.

99.2 Investment Agreement, dated December 18, 2003, by and among Southwall Technologies Inc., Needham & Company, Inc., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.3 Registration Rights Agreement, dated December 18, 2003, by and among Southwall Technologies Inc., Pacific Business Funding, Needham & Company, Inc., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., Needham Capital Partners III (Bermuda), L.P., and Dolphin Direct Equity Partners, LP.

99.4 Certificate of Designation, Preferences and Rights of Series A 10% Cumulative Preferred Stock of Southwall Technologies Inc. filed with the Secretary of State of Delaware on December 18, 2003.

99.5 Form of Warrant to purchase shares of Southwall's common stock.

99.6 Loan and Security Agreement, dated December 18, 2003, between Southwall Technologies Inc. and Pacific Business Funding.

99.7 Forbearance Agreement, dated December 18, 2003, between Southwall Technologies Inc. and Pacific Business Funding.